                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

This Letter Agreement dated June 1, 1995 is made, by and between Mr. Terrence L. Domin (hereinafter "Employee") whose principal residence is 4718 Ripon Road, Crystal Lake, Illinois, and UroQuest Corporation (hereinafter The "Company") a Florida Corporation with principal offices located at 14280 Carlson Circle, Tampa, Florida, for the expressed purpose of defining an Employment Agreement (hereinafter the "Agreement") between the Parties.

                                    RECITALS:

WHEREAS Employee desires to obtain employment under the terms and conditions listed hereunder; and

WHEREAS the Company seeks to employ Employee under the terms and conditions listed hereunder;

The Parties hereby agree to the following:


                                PRINCIPAL TERMS:

1. The POSITION of employment shall be as the Company's Secretary and Vice President, Manufacturing and Operations.

2.   The DATE of this Agreement shall be effective as of June 1, 1995.

3. The TERM of this Agreement shall be for a period of Five (5) years from the Date of this Agreement, subject to the provisions of Section 12 (Severance) below.

4. Employee shall receive a salary of Ten Thousand Dollars ($10,000) per month or One Hundred Twenty Thousand Dollars ($120,000) annually payable in bi-weekly installments and subject to deductions in taxes, FICA and other usual and customary amounts.

5.   Employee shall receive the following paid HOLIDAYS:

               - New Year's Day
               - Good Friday
               - Memorial Day
               - Independence Day
               - Labor Day
               - Thanksgiving Day
               - Christmas Day

6. Employee shall be eligible to take Two (2) weeks of paid VACATION annually, such eligibility to begin at the Funding Date.

7. Employee shall receive a BENEFITS PACKAGE consisting of health, life, and disability insurances and other such perquisites as may be now or ever generally made available


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     to the Company's senior management. Such benefits package to take effect simultaneously with the Funding Date.

8. Employee shall at the request of the Company be required to pass a "KEY MAN" LIFE INSURANCE physical whereupon the Company shall be named as beneficiary.

9. Employee shall be reimbursed for all usual and customary OUT-OF-POCKET EXPENSES incurred as the result of any and all business-related activities as of the Date of this Agreement.

10. Employee shall have the right to VOLUNTARILY TERMINATE his employment at any time with Sixty (60) days written notice to the Company. However, any such voluntary termination of employment shall cause Employee to forfeit any and all rights to receive any further Options, Warrants, or other of the Company's securities or any and all other benefits awarded either herein or in the future, to include severance, insurances, allowances, and perquisites received or receivable by Employee at the effective date of said voluntary termination. Employee shall be entitled to receive any accrued salary and bonuses due at and upon the effective date of said voluntary termination, which shall not be earlier than Sixty (60) days subsequent to the Company's receipt of Employee's notice of voluntary termination.

11. Should Employee ever be TERMINATED FOR CAUSE, found guilty of any felony, breach any confidentiality agreements or other agreements made with the Company, or commit any acts of moral turpitude, or any other acts which would dishonor the good name of the Company, its employees, affiliates, associates, or other related parties; Employee shall forfeit any and all rights to any of the above compensations, benefits, and perquisites. In addition, should Employee be terminated for cause, the Company shall have the right to repurchase any and all Options then beneficially owned by Employee at the same price paid by Employee. Furthermore, any and all Options vested but as yet not purchased shall be forfeited by Employee upon the effective date of such termination.

12. The Company shall have the right to terminate this Agreement prior to the expiration of the Term herein, without cause. In the event the Company terminates the Employee without cause at any time, the Employee shall be entitled to receive Severance Pay equal to six months Total Annual Compensation (as defined below) payable in equal monthly installments, provided, however, that the Employee shall not be entitled to such Severance Pay in the event he is offered a position (which position is comparable in responsibility and compensation) with a new entity. Notwithstanding the foregoing, in the event the Employee is terminated immediately subsequent to a sale of 51% of the assets or 51% of the issued capital stock of the Company (other than through the exercise of the Warrant in full or in part by Warburg or its assigns), then the Employee shall be entitled to immediate payment of Severance Pay equal to nine months Total Annual Compensation. The term "Total Annual Compensation" means the Employee's annual cash compensation and benefits, including salary.

13. Employee agrees to abide by and to EXECUTE the Company's Invention, Confidential Information, and Non-Competition Agreement incorporated herein by reference and attached hereto as Addendum A, at the execution of the Agreement.

14. This Agreement shall be INTERPRETED under the laws of the State of Florida, and shall be binding upon the heirs, successors, assigns, Executors, and Administrators of both Parties.



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15.  This Agreement represents the ENTIRE AGREEMENT and no modifications may be made hereto without the execution of additional written amendments to this Agreement.

IN WITNESS OF THE above understanding, the Parties hereunder affix their seals:

                COMPANY                                      EMPLOYEE


By:      Eric B. Hale                                 /s/ Terrence L. Domin
         __________________________                  ________________________
         Eric B. Hale                                Terrence L. Domin


Title:   President and Chief Executive Officer,
           UroQuest Corporation


Date:    __________________________                  ________________________




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
                                                               EXHIBIT A (10.11)



                              UROQUEST CORPORATION


                       INVENTION, CONFIDENTIAL INFORMATION
                          AND NON-COMPETITION AGREEMENT


         AGREEMENT (this "Agreement") dated as of the date set out on the signature page hereof, between UroQuest Corporation, a Florida corporation (the "Corporation") the person referred to on the signature page contained herein (the "Employee") to be effective as of the commencement of Employee's employment with the Corporation.

         WHEREAS, the Employee is currently or has agreed to be engaged by the Corporation as an employee;

         WHEREAS, the Employee has been or will be, given access by the Corporation to confidential and proprietary information of the Corporation;

         WHEREAS, the Employee has been or will be given the opportunity to meet with customers of the Corporation, to be introduced to employees of such customers and to learn the technical and other requirements of such customers;

         WHEREAS, the Employee will receive certain valuable benefits from the Corporation including, but not limited to, his/her salary;

         NOW, THEREFORE, in consideration of the foregoing, the Employee and the Corporation agree as follows:

         1. Nondisclosure of Proprietary Information. Recognizing that the Corporation is presently engaged, and may hereafter continue to be engaged in the research and development of processes, manufacture of products or performance of services, which involve experimental and inventive work and that the success of its business depends upon the protection of the processes, products and services by patent, copyright or by secrecy and that the Employee has had, or during the course of his/her engagement may have, access to Proprietary Information, as hereafter defined, of the Corporation or other information and data of a secret or proprietary nature of the Corporation which the Corporation wishes to keep confidential, and that the Employee has furnished, or during the course of his/her engagement may furnish, such information to the Corporation, the Employee agrees that:

         (a) "Proprietary Information" shall mean any and all methods, inventions, identification of suppliers, supplier lists and supplier's products, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature disclosed to the Employee or otherwise made known to him/her as a consequence of or through his/her engagement by the Corporation (including information originated by the Employee) in any technological area previously developed by the Corporation or a customer of the Corporation, or developed, engaged in, or researched, by the Corporation during the term of the Employee's engagement, including, but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, financial data, and technical requirements of customers, unless such information is in the public domain to such an extent as to be readily available to competitors.

         (b) The Employee acknowledges that the Corporation has exclusive property rights to all Proprietary Information and the Employee hereby assigns all rights he/she might otherwise possess in any Proprietary Information to the Corporation. Except as required in the performance of his/her duties to the Corporation, the

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                                             Invention, Confidential Information
                                                   and Non-Competitive Agreement

Employee will not at any time during or after the term of his/her engagement, which term shall include any time in which the Employee may be retained by the Corporation as a consultant, directly or indirectly use, communicate, disclose or disseminate any Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Corporation, its products, customers, processes and services, including information relating to testing, research, development, manufacturing, marketing and selling.

         (c) All documents, records, notebooks, memoranda and similar repositories of, or containing, Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Corporation or its operations and activities made or compiled by the Employee, or by others, at any time or made available to him/her prior to or during the term of his/her engagement by the Corporation, including any and all copies thereof, shall be the property of the Corporation, shall be held by him/her in trust solely for the benefit of the Corporation, and shall be delivered to the Corporation by him/her on the termination of his/her engagement or at any other time on the request of the Corporation.

         (d) The Employee will not assert any rights under any inventions, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him/her prior to his/her being engaged by the Corporation or during the term of his/her engagement if based on or otherwise related to Proprietary Information.

         2.       Assignment of Inventions.

         (a) For purposes of this Paragraph 2, the term "Inventions" shall mean discoveries, concepts and ideas, whether patentable or copyrightable or not, made or conceived by the Employee, solely or jointly, including but not limited to improvements, know-how, data, processes, methods, formulae and techniques, as well as improvements thereof or know-how related thereto, concerning, related to, based upon or arising from any past, present or prospective activities of the Corporation or activities of the Employee at the Corporation.

                  (i) During his/her engagement by the Corporation, all Inventions the Employee makes shall be the sole property of the Corporation and Employee agrees to perform the provisions of this Paragraph 2 with respect thereto without the payment by the Corporation of any royalty or any consideration therefor other than the regular compensation paid to the Employee in the capacity of an employee.

                  (ii) During the period prior to the expiration of one year after termination of his/her engagement with the Corporation, all Inventions based on Proprietary Information which Employee makes, discovers or conceives shall be the sole property of the Corporation and Employee agrees to perform the provisions of this Paragraph 2 with respect thereto without the payment by the Corporation of any royalty or any further consideration therefor.

         (b) The Employee shall maintain written notebooks in which he/she shall set forth on a current basis information as to all Inventions describing in detail the procedures employed and the results achieved as well as information as to any studies or research projects undertaken on the Corporation's behalf, whether or not in the Employee's opinion a given project has resulted in an Invention. The written notebooks shall at all times be the property of the Corporation and shall be surrendered to the Corporation upon termination of his/her engagement or, upon request of the Corporation, at any time prior thereto.

         (c) The Employee shall apply, at the Corporation's request and expense, for United States and foreign letters patent or copyrights either in the Employee's name or otherwise as the Corporation shall desire.

         (d) The Employee hereby assigns to the Corporation or to any person or entity designated by the Corporation all of his/her rights to such Inventions, and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted upon such Inventions.

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                                             Invention, Confidential Information
                                                   and Non-Competitive Agreement

The employee also agrees to promptly execute written assignments of his/her rights in future such Inventions to the Corporation, or its designee, and further agrees to sign and properly execute such necessary and lawful papers as the Corporation requires, at the corporation's expense, to carry out such assignments and for filing and prosecuting U.S. and foreign patent applications. The Employee also agrees to perform such further acts which may be required to carry out the intent of this Agreement as the Assignee thereof shall hereafter require and prepare at the Assignee's expense.

         (e) The Employee shall acknowledge and deliver promptly to the Corporation or to any person or entity designated by the Corporation without charge to the Corporation or such person or entity but at its expense such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Employee's inventorship, as may be necessary in the opinion of the Corporation to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in the Corporation or its nominee. The Employee acknowledges and agrees that any copyright developed or conceived of by the Employee during the term of Employee's engagement which is related to the business of the Corporation shall be a "work for hire" under the patent and copyright laws of the United States and other applicable jurisdictions.

         (f) As a matter of record the Employee has identified on Exhibit A attached hereto all inventions or improvements which have been made or conceived or first reduced to practice by the Employee alone or jointly with others prior to his/her engagement by the Corporation, which he/she desires to remove from the operation of this Paragraph 2; and the Employee convenants that such list is complete. If there is not such list on Exhibit A, the Employee represents that he/she has made no inventions and improvements at the time of signing this Agreement.

         (g) The Employee represents that his/her performance of all the terms of this Agreement and as an employee of or consultant to the Corporation does not and will not breach any agreement or duty to keep in confidence proprietary information acquired by him/her in confidence or in trust prior to his/her engagement by the Corporation. The Employee agrees not to enter into any agreement either written or oral in conflict herewith and represents and agrees that he/she has not brought and will not bring with him/her to the Corporation or use in the performance of his/her responsibilities at the Corporation any materials or documents of a former employer which are not generally available to the public, unless he/she has obtained written authorization from the former employer for their possession and use, a copy of which has been provided to the Corporation.

         (h) The provisions of this Paragraph 2 shall not limit in any respect the restrictions applicable to the Employee under Paragraph 1.

         3. Shop Rights. The Corporation shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas, and techniques, as well as improvements thereof or know-how related thereto, which are not within the scope of Inventions as defined in Paragraph 2 but which are conceived or made by the Employee during the period he/she is engaged by the Corporation or with the use or assistance of the Corporation's facilities, materials or personnel.

         4. No Interference. The Employee agrees that he/she will not for three years after the termination of his/her engagement with the Corporation (regardless of the circumstances of such termination), whether for his/her own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Corporation), directly or indirectly solicit, endeavor to entice away from the Corporation, its affiliates or subsidiaries, or otherwise directly interfere with the relationship of the Corporation, its affiliates or subsidiaries with any person who, to the knowledge of the Employee, is employed by or otherwise engaged to perform services for the Corporation, its affiliates or subsidiaries (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then most recent two-year period

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                                             Invention, Confidential Information
                                                   and Non-Competitive Agreement
a customer or client, of the Corporation, its predecessors or any of its subsidiaries or affiliates. The placement of any general classified or "help wanted" advertisements and/or general solicitations to the public at large shall not constitute a violation of this Paragraph 4 unless the Employee's name is contained in such advertisements or solicitations.

         5. Exclusive Engagement. During the period of his/her engagement by the Corporation, the Employee shall not, without the Corporation's express written consent, engage in any employment, consulting activity or business for compensation of any kind, other than for the Corporation.

         6. Covenant of Non-Competition; Survival of Provisions. Employee acknowledges that (i) he/she is an executive or management employee or an officer of the Corporation, he/she is a member of the professional staff to an executive or management employee of the Corporation or, he/she is a consultant to the Corporation, (ii) he/she is one of the principal persons involved in the development of the Corporation's products and services, (iii) it is intended that such products and services will be sold nationally and internationally,
(iv) a company producing products and services similar to those of the Corporation regardless of its geographic location is likely to jeopardize the Corporation's business and (v) the ability of the Corporation to attain its goals is likely to be materially jeopardized and its value reduced if Employee competes with the Corporation or assists other persons in competing with the Corporation. Employee agrees that during the term of his/her engagement with the Corporation and for a period of three years after termination of his/her engagement with the Corporation (regardless of the circumstances of termination) he/she will not, directly or indirectly (through one or more intermediaries), whether individually, or as an officer, director, agent, shareholder, partner, joint venturer, investor, employee, consultant or otherwise, compete in whole or in part with, or assist any corporation or business enterprise in competing in whole or in part with, the business then engaged in by the Corporation, or expressly contemplated to be undertaken by the Corporation, nor will Employee directly or indirectly interfere with employees of the Corporation or suppliers, manufacturers, distributors, wholesalers or other such companies with which the Corporation transacts business for any purpose having an adverse effect upon the Corporation's business activities. The provisions of this Paragraph 6 are in addition to and do not modify the provisions of Paragraphs 1, 2, 3 and 4. The provisions of Paragraphs 1, 2, 3 and 4 shall remain in full force and effect after any expiration of the provisions of this Paragraph 6.

         7. Relief. Without intending to limit the remedies available to the Corporation, the Employee acknowledges that a breach of any of the covenants contained in this Agreement may result in material irreparable injury to the Corporation or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Corporation shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of the covenants contained in this Agreement, restraining the Employee from engaging in activities prohibited by this Agreement or such other relief as may be required specifically to enforce any of the covenants contained in this Agreement.

         8. Successors and Assigns. This Agreement shall be binding upon the Employee, his/her heirs, executors, assigns and administrators and shall inure to the benefit of the Corporation, its successors and assigns.

         9. Prior Agreements: Severability. If Employee currently has a written employment agreement or consulting agreement with the Corporation, such employment agreement or consulting agreement will supersede those provisions of this Agreement which cover the same subject matter as this Agreement. Wherever there is any conflict between any provision of this Agreement and any statue, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction or be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement

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                                             Invention, Confidential Information
                                                   and Non-Competitive Agreement
shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in an unconscionable injustice.

         10. Applicable Law. The substantive laws of the State of Florida, excluding any law, rule or principle which might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or in the place for performance thereof. This Agreement is to be at least partially performed in Hillsborough County, Florida, and, as such, the Corporation and Employee agree that personal jurisdiction venue shall be proper with the state or federal courts situated in Hillsborough County, Florida, to hear such disputes arising under this Agreement.

         11. Construction. This Agreement, being a condition to employment, is ancillary to, and does not purport to set forth the terms of, the Employee's employment with the Corporation. Nothing herein contained shall construed as a contract of continuing employment of the Employee or as an obligation of the Corporation to continue such employment.

         12. Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each of the parties hereto.

         13. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the last date on which this has been signed by the Corporation and the Employee.

                                  "Corporation"

                                  UROQUEST CORPORATION



Dated: __________________         By: _________________________________________
                                      Eric B. Hale
                                      President and Chief Executive Officer


Dated: __________________         "Employee"

                                  _____________________________________________
                                  Name

                                             Invention, Confidential Information
                                                   and Non-Competitive Agreement

                                                                       Exhibit A



Dear UroQuest Corporation:

                  The following is a complete list of all inventions or improvements relevant to the subject matter of my engagement by UroQuest Corporation ("Corporation") which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the
Corporation:

                  _______           No inventions or improvements

                  _______           See below

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________

                  _______           Additional sheets attached

                                       ________________________________________
                                       Employee

                                       Date: ____________________________, 1995


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                                             Invention, Confidential Information
                                                   and Non-Competitive Agreement